Exhibit 10.1







                 EIGHTH AMENDMENT TO BUSINESS LOAN AGREEMENT

                                     Between

                              CFI PROSERVICES, INC.

                                       and

             BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION
                                 March 31, 1998

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                 EIGHTH AMENDMENT TO BUSINESS LOAN AGREEMENT

      THIS EIGHTH AMENDMENT TO BUSINESS LOAN AGREEMENT ("Amendment") is made between CFI ProServices, Inc., an Oregon corporation ("Borrower"), and Bank of America National Trust & Savings Association, successor by merger to Bank of America Oregon (including its successors and/or assigns, "Bank").

                                   BACKGROUND

      A. On November 8, 1995, Bank and Borrower executed that certain Business Loan Agreement ("Original Agreement"), in which Bank agreed to lend, and Borrower agreed to borrow, a revolving line of credit in the maximum original principal sum of $5,000,000.00. Since the date of the Original Agreement, Bank and Borrower have entered into the following amendments that have changed certain terms and conditions of the Original Agreement, including but without limitation (i) increasing the maximum amount of the revolving line of credit to $9,000,000 ("Loan") and (ii) extending the maturity date of the Loan to May 1, 1998: Amendment No. 1 to Business Loan Agreement, dated as of May 17, 1996 ("First Amendment"); Amendment No. 2 to Business Loan Agreement, dated as of July 1, 1996 ("Second Amendment"); Amendment No. 3 to Business Loan Agreement, dated as of September 24, 1996 ("Third Amendment"); Amendment No. 4 to Business Loan Agreement, dated as of November 21, 1996 ("Fourth Amendment"); Amendment No. 5 to Business Loan Agreement, dated as of December 31, 1996 ("Fifth Amendment"); Sixth Amendment to Business Loan Agreement, dated as of March 1, 1997; and Seventh Amendment to Loan Agreement, dated as of June 1, 1997 ("Seventh Amendment"). The Original Agreement, as modified by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and Seventh Amendment, is hereinafter called the "Agreement".

      B. Bank and Borrower desire to enter into this Amendment to set forth the terms and conditions on which the Loan shall be extended.

                                   AGREEMENTS

      For valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Bank and Borrower, the parties agree to amend the Agreement as follows:

I.    LINE OF CREDIT AMOUNT AND TERMS

            1. COMMITMENT. Subsection 1.1(a) of the Agreement is hereby deleted in its entirety, and the following Subsection 1.1(a) is inserted in its place:

               (a)  During the  availability  period  described  below, the Bank
                    will  provide  a  line  of  credit  to  the  Borrower.   The
                    "Commitment" shall be as follows: for the period commencing March 31, 1998 and continuing through the Expiration Date, the amount of the line of credit shall be Ten Million and No/100 Dollars ($10,000,000.00), subject to the Borrowing Base (as defined in the Seventh Amendment to the Agreement, dated on or about June 1, 1997).
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            2. MAXIMUM  AMOUNT OF THE LINE OF CREDIT.  Subsection  1.1(c) of the
Agreement is hereby deleted in its entirety, and the following Subsection 1.1(c) is inserted in its place:

               (c) Borrower shall not permit the outstanding principal balance of the line of credit to exceed the lesser of (i) Ten Million and No/100 Dollars ($10,000,000.00), or (ii) the amount of the Borrowing Base.

            3.    AVAILABILITY PERIOD.    Section  1.2  of  the  Agreement  is
hereby deleted in its entirety, and the following Section 1.2 is inserted in its place:

            1.2 AVAILABILITY PERIOD. The line of credit is available between the date of this Agreement and May 1, 2000 ("Expiration Date").

II. CURRENT RATIO. Subsection 6.3 of the Agreement is hereby deleted in its entirety, and the following Subsection 6.3 is inserted in its place:

                    6.3 CURRENT RATIO. To maintain a ratio of current assets to the sum of current liabilities plus any debt owing to Bank equal to at least the amounts indicated below for each date specified below; provided that Borrower shall not be in default of this covenant if noncompliance with the ratios indicated below is cured within 45 days of the applicable dates noted below and such cure is documented on a month-end financial statement acceptable to the Bank:

                            Date                          Ratio
                            ----                          -----

                            12/31/97, 3/31/98, 6/30/98    1.20
                            9/30/98, 12/31/98             1.25
                            3/31/99, 6/30/99              1.30
                            9/30/99, 12/31/99             1.40
                            3/31/00                       1.50

III. REPRESENTATIONS AND WARRANTIES. As of the date of this Amendment, Borrower makes the following representations and warranties to Bank, on which Bank is relying in entering into this Amendment:

            1. EXISTENCE. Borrower is licensed as a corporation under the laws of the State of Oregon and has the power, authority and legal right to own or lease and operate property and conduct business.

            2. ENFORCEABILITY. The execution, delivery and performance of this Amendment has been duly authorized and is not in conflict with the terms of any agreement of Borrower, and this Amendment is enforceable against Borrower according to its terms.

            3. NO LEGAL BAR. The execution, delivery and performance of this Amendment does not violate any (i) existing law or regulation applicable to Borrower; (ii) ruling applicable to Borrower of any court, arbitration or governmental agency or
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     similar body; or (iii) mortgage, indenture, lease, contract, undertaking or other agreement to which Borrower is a party.

            4. YEAR 2000. Borrower has conducted a comprehensive review and assessment of Borrower's computer applications and made inquiry of Borrower's key suppliers, vendors and customers with respect to the `year 2000 problem" (that is , the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, Borrower does not believe the year 2000 problem will result in a material adverse change in Borrower's business condition (financial or otherwise), operations, properties, or prospects, or ability to repay the Obligations.

IV. CONDITIONS PRECEDENT. Payment of Fees and Delivery of Documents. Unless waived in writing by Bank, this Amendment shall be of no force or effect until Borrower delivers to Bank a fully executed copy of this Amendment and pays the Bank's attorney's fees for the preparation of this Amendment.

V. MISCELLANEOUS. Except as expressly amended by this Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed. This Amendment shall be governed by the laws of the State of Oregon. If any provision or clause of this Amendment conflicts with applicable law, such conflict shall not affect other provisions or clauses hereof which can be given effect without the conflicting provision, and to this end the provisions hereof are declared to be severable. The captions and headings of the sections of this Amendment are for convenience only and shall not be used to interpret or define the provisions hereof. This Amendment may be signed in any number of counterparts and shall constitute an enforceable agreement when all signed counterparts are assembled together in one Amendment that is signed by all parties.

WRITTEN AGREEMENTS: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THAT BANK TO BE ENFORCEABLE.

Borrower:                                       Bank:
CFI PROSERVICES, INC.                           BANK OF AMERICA  NATIONAL TRUST
& SAVINGS ASSOCIATION

By:   /S/ Kurt W. Ruttum                        By:   /S/ R. E. McCall
      ------------------                              ----------------
Name: Kurt W. Ruttum                            Name: R. E. McCall
Its:  VP & CFO                                  Its:  VP & Relationship Manager